EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement (No.333-11537) of our reports dated February 14, 1997 included in Andrx Corporations Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in that Registration Statement.


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
      March 27, 1997.